SOFTWARE LICENSING
                                       AND
                             DISTRIBUTION AGREEMENT







                                     Between

                               Amdahl Corporation




                                1250 East Arques
                            Sunnyvale, CA 94088-3470

                                       and

                           Cross/Z International, Inc.



                           60 Charles Lindbergh Blvd.
                            Uniondale, New York 11553

TABLE OF CONTENTS:

    1.       Definitions                                                   1
    2.       License Rights                                                2
    3.       End User License                                              5
    4.       General Responsibilities of CrossZ                            5
    5.       General Responsibilities of Amdahl                            6
    6.       Disputes                                                      6
    7.       Marketing Support                                             7
    8.       Maintenance and Support Services                              8
    9.       Payment, Reporting and Taxes                                  8
    10.      Warranty                                                      9
    11.      Confidential Information                                     10
    12.      Export Written Assurance                                     11
    13.      Term and Termination                                         11
    14.      Intellectual Property Indemnification                        12
    15.      Limitation of Liability                                      13
    16.      Press Releases                                               14
    17.      Assignment                                                   14
    18.      Force Majeure                                                14
    19.      Severability                                                 15
    20.      Waiver and Amendment                                         15
    21.      Compliance with Laws and Regulations                         15
    22.      Notice                                                       15
    23.      Relationship of Parties                                      16
    24.      Non-Solicitation                                             16
    25.      Governing Law                                                16
    26.      Headings                                                     16
    27.      Cumulative Remedies                                          16
    28.      Right to Independent Development                             17
    29.      Entire Agreement                                             17
    Acceptance Signatures                                                 17
    Exhibit A                                                             18
    Exhibit B                                                             19
    Attachment 1                                                          20
    Attachment 2                                                          21
    Exhibit C                                                             22
    Exhibit D                                                             23

         This Software Licensing and Distribution Agreement ("Agreement") entered into as of November 27, 1996 ("Effective Date") by and between Amdahl Corporation, a Delaware corporation with principal offices located at 1250 East Arques Avenue, Sunnyvale, CA 94088-3470, U.S.A. (hereafter "Amdahl") and Cross/Z International, Inc., a California corporation ("CrossZ") with offices at 60 Charles Lindbergh Blvd., Uniondale, New York 11553, U.S.A.

         WHEREAS, Amdahl wishes to license Software from CrossZ in order to sublicense it to Distributors and End Users; and

         WHEREAS, CrossZ is willing to license Software to Amdahl so Amdahl may sublicense it to Distributors and End Users;

         THEREFORE, in consideration of the terms and conditions set forth below, the parties agree as follows:

1. DEFINITIONS

         1.1      Binary Code means machine readable object and executable code.

         1.2 Confidential information means any information, including but not limited to all code, inventions, algorithms, know-how and ideas and all other businesses, technical and financial information a party obtains from the other party that is marked as "Confidential" or "Secret". The material financial terms of this Agreement will be considered the Confidential Information of each party. All information disclosed orally between developers or otherwise will be Confidential information only if it is identified as such at the time of disclosure and is confirmed to be Confidential Information in writing no more than twenty (20) days later.

         1.3 Software means, at any time, the then current Release of CrossZ's Binary Code and Documentation for the CrossZ software products in Exhibit A, and including all Maintenance Updates and future Releases provided to Amdahl by CrossZ.

         1.4 Demo means a copy of Software which may be run by Amdahl or Distributors solely for the purpose of internal testing or evaluating Software capabilities including demonstrations at trade shows.

         1.5 Derivative of a work means a derivative work of that work as such term is used in the United States Copyright Act of 1976, as amended, as well as modified versions or releases that are not sufficiently different from the work to constitute a separate derivative work under such Act.

         1.6 Distributor means an entity authorized by Amdahl and approved in writing by CrossZ to sublicense Software to End Users. CrossZ will not unreasonably withhold such approval.

         1.7 Documentation means all End User, marketing, training and maintenance documentation relating to Software.

         1.8 Effective Date means the effective date of this Agreement referred to above.

         1.9 End User means an entity that enters into a sublicense with Amdahl or a Distributor for that entity's internal use of Software.

         1.10 Maintenance and Support Services means services provided by CrossZ to Amdahl pursuant to this Agreement.

         1.11 Maintenance Update means a new release of Software that fixes flaws or bugs in previous versions of Software, but does not contain new functionality and is generally released by CrossZ to End Users or other resellers. CrossZ designates Maintenance Updates by changing the letter to the right of the tenths digit (e.g. Version 3. 1a to 3.1 b).

         1.12 Release (Major or Minor Release) means a release of Software created by or for CrossZ that contains new software functionality and is generally released by CrossZ to End Users or other resellers. CrossZ designates Major Releases by changing the numeral to the left of the decimal point (e.g. Release 3.0 to 4.0) and Minor Releases by changing the numeral to the immediate right of the decimal point (e.g. Release 3.1 to 3.2.).

         1.13     Royalty has the meaning ascribed to it in Attachment 1.

         1.14 Source Code means the human readable code including related documentation that must be converted into machine executable language by the use of compilers, assemblers or interpreters.

         1.15 Specifications means the Functional Specifications and Performance Specifications of Software described in Exhibit A to this Agreement respectively and any other specifications or performance characteristics described in any Documentation.

         1.16 Trial means a copy of Software which may be run by a potential End User for a preset limited time (not to exceed ninety (90) days unless otherwise agreed in writing by CrossZ) solely for the purpose of determining if such End User will license Software beyond the Trial period.

         1.17 Subsidiary of a party means a corporation or other entity of which more than fifty percent (50%) of the outstanding stock or other equity interests entitled to vote for the election of directors or equivalent governing body is now or hereinafter controlled, directly or indirectly, by that party, but such corporation or other entity shall be deemed to be a Subsidiary only so long as such ownership exists.

2.       LICENSE RIGHTS

         CrossZ  grants  to  Amdahl  the  following  worldwide,   non-exclusive,
non-transferable license for Software to:

         2.1 Use Software for internal use, subject to the restrictions in Exhibit B, and reproduce it as required for such use.

         2.2      Use, reproduce, and sublicense (i) Demos to Distributors;  and
(ii) Trials to End Users.

         2.3 Manufacture, distribute and sublicense Software to End Users for their internal use only and to Distributors for sublicensing to End Users for their internal use only. Maintenance documentation shall not be distributed to End Users.

         2.4 CrossZ grants to Amdahl a worldwide, non-exclusive license under all of its intellectual property rights relative to Software and, with respect to any patents, to combine Software with Amdahl hardware, software and third party hardware and software; in each case only to the extent necessary for Amdahl, Distributors, and End Users to exercise the rights and licenses granted under Sections 2. 1-2.3 of this Agreement.

         2.5 Amdahl Subsidiaries may use and sublicense Software under this Agreement provided that such Subsidiaries agree to comply with the terms and conditions of this Agreement to the same extent as Amdahl including abiding by the same restrictions on sublicensing Software. The parties intend that all transactions and dealings relating to this Agreement will be directly between CrossZ and Amdahl in the United States. A breach of this Agreement or any obligation hereunder by Amdahl or any of its Subsidiaries shall be deemed a breach by Amdahl. The parties agree that claims for any such breach will be pursued against Amdahl and not a Subsidiary unless under applicable law the claim must be brought directly against the Subsidiary. Any such claim against a Subsidiary shall not preclude a claim against Amdahl.

         2.6 Except as set forth in Section 2.7, no rights with respect to any Source Code are granted. Amdahl agrees, and shall require its End Users and Distributors to agree (subject to local law), not to reverse engineer, decompile, or attempt to derive source code from the Software. No rights are granted except for the rights expressly granted under this Agreement, and all other rights are expressly retained by CrossZ. Any activities by Amdahl with respect to Software outside the scope of the licenses granted in this Agreement shall be a material breach of this Agreement, and nothing in this Agreement shall restrict CrossZ's right to bring an action for infringement.

         2.7 Within sixty (60) days after signing of this Agreement, CrossZ will execute a third party Source Code subscription escrow agreement ("Escrow Agreement") substantially in the form attached as Exhibit C, to which Amdahl will be a beneficiary, for deposit of Escrow Materials which will be subject to verification at CrossZ's offices in Alameda, California by the escrow company under CrossZ supervision. Verification shall not include examination of the Source Code but shall be limited to compilation to demonstrate that the Source Code corresponds to the Binary Code licensed to Amdahl. The Escrow Materials shall consist of Software Source Code (with all existing comments) and existing programmer documentation which a skilled programmer would customarily require to understand and modify the Source Code. CrossZ will update the Escrow Materials quarterly as necessary. All expenses and fees related to the establishment, registration and continued subscription of such agreement will be paid by Amdahl, including without limitation all fees payable by CrossZ pursuant to
Section 6 of the Escrow Agreement.

                  2.7.1 Escrow Materials will be released from escrow to Amdahl in the event (i) that CrossZ ceases to do business, or (ii) that CrossZ discontinues support of the Software, or (iii) of a material breach by CrossZ of support obligations hereunder which results in a termination by Amdahl under 13.2.1, and, in any event, that no assignee is appointed by CrossZ to assume the obligations and responsibilities of supporting the Software under this Agreement.

                  2.7.2 The Escrow Agreement shall contain provisions giving CrossZ the right to dispute whether the release conditions have been met. In case of such dispute the parties will submit the matter to binding arbitration with JAMS pursuant to Section 2.7.6. The sole question to be determined by the arbitrators shall be whether or not a release condition existed at the time Amdahl made a demand for release of the Escrow Materials, and if so, whether the default causing such condition has been cured. If the arbitrators find that an uncured release condition exists, the escrow agent shall promptly deliver the Escrow Materials to Amdahl.

                  2.7.3 Upon release of Escrow Materials to Amdahl, Amdahl shall have the right to use the Escrow Materials only for the purpose of supporting the Software. In the event of Escrow Materials release, the obligation to remit any maintenance and support payments will be reduced by the then current maintenance portion of such payments.

                  2.7.4 In the event of Escrow Materials release, CrossZ shall refund to Amdahl the unused portion of any Level 2 and 3 maintenance and support fees prepaid by CrossZ by Amdahl.

                  2.7.5 Upon release of Escrow Materials to Amdahl, the license to use such Escrow Materials will be subject to the following conditions:

                            (i)     Amdahl   will  keep  copies  of  the  Escrow
Materials only at a secure location in the United States to be specified by Amdahl at the time of release of such Escrow Materials;

                            (ii)    Amdahl  may  change  the  secure   location,
within the United States, upon thirty (30) days, prior written notice to CrossZ;

                            (iii)   Amdahl  may make only as many  copies of the
Escrow Materials for any Software as are reasonably necessary to exercise Amdahl's rights hereunder, but in no event more than three (3). Amdahl agrees to use diligent efforts to prevent release or disclosure of all or any part of the Escrow Materials to anyone other than Amdahl employees who have a need for access to the Escrow Materials to perform their duties as permitted by this Agreement.

                            (iv)    Amdahl  will  grant  access  to  the  Escrow
Materials only to a reasonably limited number of its employees who have a need for access to perform their duties as permitted by this Agreement. Amdahl may not disclose any escrow Materials to any third party.

                            (v)     Amdahl  agrees to  include  in all copies of
any part of any Escrow Materials made by Amdahl the proprietary rights notices contained in the original copy of Escrow Materials. This obligation applies to partial, merged and modified copies.

                            (vi)    Without  limiting the foregoing,  the Escrow
Materials shall be CrossZ Confidential Information and, without limitation, Amdahl shall treat the Escrow Materials with at least the same care, to prevent disclosure or misuse, as Amdahl uses for its own most confidential software Source Code.

                  2.7.6 Issues or claims by either party which are submitted to JAMS pursuant to Section 2.7.2 for arbitration shall proceed as follows:
Arbitration shall commence within fifteen (15) days of receipt of such notice and shall be conducted by three (3) independent arbitrators with at least five (5) years of experience in the computer software/hardware field in accordance with the standard arbitration procedures established by JAMS, unless otherwise agreed by the parties. Each party shall select an independent arbitrator within five (5) days of submission to JAMS and the two arbitrators selected by the parties shall select the third independent arbitrator within five (5) days of selection of the parties' arbitrators. If any arbitrator is not selected during the time periods designated herein, then JAMS shall select such arbitrators. The parties agree that the arbitrators' decision shall be binding. Each party shall pay its own legal fees and the non-prevailing party shall pay the arbitration fees.

                  2.7.7 Upon release of the Escrow Materials to Amdahl, (i) CrossZ's Software support and maintenance obligations shall terminate, and (ii) CrossZ shall refund to Amdahl, on a pro rata, customer by customer basis the then unused portion of any maintenance fees paid to CrossZ by Amdahl (e.g., if the Escrow Materials were released to Amdahl on July 1 and an Amdahl customer had commenced a one year support and maintenance agreement with Amdahl January 1, then CrossZ would refund to Amdahl fifty percent (50%) of the maintenance fee Amdahl paid to CrossZ for that customer for that year).

3.       END USER LICENSE

         3.1 Amdahl will license the Binary Code of Software to End Users and require its Distributors to license Binary Code of Software to End Users pursuant to, at its option, (a) a written agreement signed by the End User that contains terms no less restrictive than the terms specified in Exhibit B, or (b) a written agreement on or accompanying the Software media that is fully visible to the End User before the media package is opened, that specifies that the End User is accepting the license by opening the package and that has terms no less restrictive than the terms specified in Exhibit B, provided that the alternative specified in this clause (b) may be utilized only if a similar license is used by Amdahl in licensing its own similar software products in the jurisdiction where Software is to be so licensed. Amdahl will enforce the End User agreements in order to protect CrossZ's rights, or shall take all actions reasonably necessary or useful to enable CrossZ to do so.

         3.2 Amdahl will license the Binary Code of Software to its Distributors under terms and conditions no less protective of CrossZ's rights than the terms and conditions of this Agreement.

4.       GENERAL RESPONSIBILITIES OF CROSSZ

         4.1 CrossZ will designate an official liaison to interface with Amdahl for matters relating to this Agreement.

         4.2 CrossZ agrees to have its senior management meet with Amdahl's management then responsible for the Software product at least quarterly to review and address business and technical issues relating to Software and to discuss, at a minimum, CrossZ development plans relating to Software. CrossZ agrees to provide to Amdahl at least the same development plan information relating to Software as it provides to its direct and indirect sales channels.

         4.3 CrossZ will provide Amdahl with a master tape (or other appropriate medium) of Software and Software Documentation in electronic format within ten (10) business days of the execution of this Agreement.

         4.4 During the term of this Agreement, CrossZ will, at no charge to Amdahl, provide reasonable assistance to Amdahl in installing the first two
(2) installations of the Software for each platform on which the Software operates (e.g., two (2) MVS installations, two (2) UNIX installations).

5.       GENERAL RESPONSIBILITIES OF AMDAHL

         5.1 Amdahl will designate an official liaison to interface with CrossZ for matters relating to this Agreement.

         5.2 Amdahl's management then responsible for the software product will meet with CrossZ at least quarterly to review and address business and technical issues.

         5.3 Amdahl will manufacture by making copies from the master tape of Software delivered by CrossZ to Amdahl and will produce documentation by making copies form the electronic copy of the Documentation provided to Amdahl by CrossZ.

         5.4 Amdahl will maintain documents and records sufficient to determine that it has been paid the appropriate Royalties for two (2) years following each quarter.

         5.5 The parties agree to jointly create an Amdahl Software "sales kit," including literature and promotional materials, training materials, and demonstration software. In addition, Amdahl agrees to create its own collateral materials to promote the Software as part of Amdahl's normal product set, consistent with such materials for other Amdahl products.

         5.6 Amdahl will at all times maintain competent technical and sales personnel with respect to the Software, to enable Amdahl to represent the Software competently and accurately and to provide competent installation, implementation, and support. Amdahl will procure training from CrossZ as necessary to accomplish this.

6.       DISPUTES

         6.1 If a dispute arises between the parties under this Agreement each party agrees that before resorting to judicial process the parties will attempt to resolve it. The resolution of any such dispute will first be mutually attempted by each party's designated liaison. If the dispute cannot be resolved by the liaisons within three (3) business days of one party informing the other party in writing of the issue in dispute, then the Amdahl liaison will promptly refer the dispute to the senior management of the Amdahl organization which has responsibility for the Software product and the CrossZ liaison will promptly refer the dispute to its Senior Vice President who has responsibility for Software and the CrossZ senior management will refer the dispute to CrossZ's CEO. If these persons cannot resolve the dispute within ten (10) business days then either party will have the right to proceed to resolve the suit by judicial process. Notwithstanding the foregoing, each party shall be entitled, without delay, to seek and obtain intern, temporary, or preliminary injunctive or other equitable relief to protect its rights.

         6.2 In any legal action arising out of or related to this Agreement, between the parties hereto, the unsuccessful party will pay all costs, including legal fees, of the prevailing party.

7.       MARKETING SUPPORT

         7.1 CrossZ will provide to Amdahl available Software marketing collateral and presentation material in electronic form at no cost. Such materials will be delivered within ten (10) business days after the execution of this Agreement.

         7.2 Amdahl shall use CrossZ's logos, trademarks and product names, with reasonable prominence, on each Software package. Amdahl will have the right to use its own logos, trademarks or product names in addition to CrossZ's logos, trademarks or product names on the software packaging, media labels and marketing collaterals in connection with its marketing and licensing of Software. If Amdahl adds its logos trademarks and product names to the software packaging, media labels or marketing collaterals, Amdahl shall have the right to make reasonable modifications (based on both parties interests) to the logos, trademarks and representation of the Software product name. Any use of CrossZ's logos, trademarks or product names pursuant to this section shall be subject to the prior written approval of CrossZ as to form.

         7.3 CrossZ will provide Amdahl the logo image, trademarks and representation of the Software product name for Amdahl's use pursuant to Section
7.2 of this Agreement.

         7.4 Except as authorized in this Section 7, Amdahl shall have no rights with respect to any CrossZ trademark or other product, service, or company identifier ("CrossZ Trademarks").

         7.5 Any and all good will arising from Amdahl's use of the CrossZ Trademarks shall inure solely to the benefit of CrossZ, and neither during nor after the termination of this Agreement and the license granted hereunder shall Amdahl assert any claim to the CrossZ Trademarks (or any confusingly similar mark) or such good will. Amdahl shall use reasonable judgment and good faith to prevent any action by Amdahl or its Distributors that could be detrimental to the good will associated with the CrossZ Trademarks or with CrossZ. Amdahl shall, during the term of this Agreement and after termination hereof, execute such documents as CrossZ may request from time to time to ensure that all right, title and interest in and to the CrossZ Trademarks reside with CrossZ. Without limiting the foregoing, Amdahl shall not register any CrossZ Trademark, or any mark confusingly similar to any CrossZ Trademark, in any country or territory.

         7.6 Amdahl will notice CrossZ's copyright on software packaging, media labels, marketing collateral and display screens generated by Software in connection with its marketing of Software to the same extent that CrossZ notices its copyright notice on its software packaging, media labels, marketing collateral and display screens generated by Software.

         7.7 Within ten (10) business days after the execution of this Agreement and each release of a subsequent Release, CrossZ will provide to Amdahl at no cost the following training:

                  7.7.1 One day of sales training for up to 15 Amdahl personnel, at Amdahl's training facilities in Sunnyvale, California or at an agreed upon CrossZ location;

                  7.7.2 training of an Amdahl employees to enable such employee to train other Amdahl employees.

         7.8 CrossZ will make its standard education course offering for Software available to Amdahl, Distributors and End Users at a price at least as low as the price CrossZ charges to any other such customer.

8.       MAINTENANCE AND SUPPORT SERVICES

         8.1 CrossZ shall provide second and third level software Maintenance and Support Services to Amdahl for the Software currently marketed by CrossZ and Release 1.5 and subsequent Release. These services will be provided to Amdahl pursuant to the provisions of Attachment 2, provided that problems can be recreated and the maintenance and support services are implemented on Software operating on a standalone basis, i.e., not bundled. Amdahl has responsibility for first level support.

         8.2 Amdahl shall sell Software support and maintenance for at least one year after installation for each copy of any MVS version of Software. Amdahl shall provide to CrossZ prompt written notice of installation of each copy of any MVS version of the Software.

9.       PAYMENT, REPORTING AND TAXES

         9.1 Amdahl will pay to CrossZ the per-copy Royalty and maintenance prices as calculated pursuant to Attachment 1 for every copy of Software distributed or sublicensed to Distributors or End Users, except for Software distributed for Demo or Trial purposes. Amdahl shall pay Royalties arising out of distribution of Software by its Subsidiaries. Internal use of the Software by Amdahl and its Subsidiaries shall be royalty free. Amdahl will submit a Royalty report with sufficient information for CrossZ to calculate the Royalties which are due for each calendar quarter and pay such Royalties within thirty (30) days after the end of each calendar quarter (ending March 31, June 30, September 30, and December 31). Upon execution of this Agreement, Amdahl shall pay to CrossZ a prepaid, nonrefundable (except as specifically set forth in Section 14.3) Royalty of four hundred three thousand dollars ($403,000). At Amdahl's option, Amdahl may credit any such Royalties and maintenance fees (limited to Royalties and maintenance fees accruing during the initial twenty-four (24) month term of this Agreement only and not during any renewal term) against any prepaid Royalties it has already paid to CrossZ.

         9.2 All payments are to be made by telegraphic transfer to CrossZ's bank account and are to be in U.S. Dollars. Royalties based on Sales in other currencies shall be converted to United States dollars according to the official rate of exchange for that currency, as published in the Wall Street Journal (Western Edition) on the last day of the calendar month in which the Royalty accrued (or, if not published on that day, the last publication day for the Wall Street Journal (Western Edition) during that month). Late payments shall bear interest at the lesser of one and one-half percent (1.5%) per month or the maximum allowed by applicable law.

         9.3 Amdahl will upon written request, but no more frequently than annually (unless the preceding audit revealed a discrepancy), provide CrossZ access to pertinent records (including without limitation records of Subsidiaries) with respect to Royalties due to CrossZ under this Agreement. Access will be provided during normal business hours, at a mutually acceptable time, to an independent accounting organization, chosen and compensated by CrossZ and reasonably acceptable to Amdahl. The accounting organization will report to CrossZ only the number of licenses issued and per copy sublicense fees paid or due and will keep confidential any other information it may discover in the course of the audit. CrossZ will pay all costs and expenses in connection with such audit. If the audit reveals that Amdahl has underpaid Royalties by an amount which is greater than $200,000, then Amdahl will reimburse CrossZ for the expense of the audit.

         9.4 Royalties will be paid in full without offset or deduction by Amdahl relating to any withholding or action, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which Amdahl may be required to pay or collect upon the delivery of Software or upon collection of sublicense fees or otherwise. Except for taxes based on CrossZ's income, net worth or similar taxes, Amdahl agrees to pay such tax or levy. Amdahl agrees to provide CrossZ with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim or exemption from any such taxes or fees.

         9.5 In addition, if either party sells Software-related services (other than customary Software support and/or maintenance) to any End User and the parties agree that such party (the "Contracting Party") will subcontract performance of those services to the other party (the "Performing Party"), then the Contracting Party shall pay to the Performing Party seventy-five percent (75%) of all amounts charged by the Contracting Party for the services performed or to be performed by the Performing Party. Payments shall be made quarterly within thirty (30) days after each calendar quarter in which any payment of amounts charged for such services accrues, in accordance with the procedures specified in Sections 9.2 - 9.4 for royalties.

10.      WARRANTY

         10.1 While CrossZ does not warrant that the operation of Software will be error-free or uninterrupted, until ninety (90) days after its initial delivery to Amdahl, CrossZ does warrant that Software will perform in substantial conformance to the Documentation (excluding documentation relating to training) and Specifications and that the media, as delivered by CrossZ containing Software will be free of defects during the warranty period. CrossZ's sole obligation under this warranty will be to use diligent efforts to correct non-conformities in Software and to repair or replace any such defective media.

         10.2     CrossZ  makes  no  warranty   that   Software   will  work  in
combination with any hardware or applications provided by third parties except as provided in the Documentation.

         10.3 CrossZ warrants that Software contains no encryption code or cryptographic capability which for the purpose of export would require a license under the ARMS Export Control Act and the International Traffic in Arms Regulations.

         10.4 CrossZ represents and warrants that (a) it is the owner of all rights, title and interest in Software necessary to permit Amdahl to exercise all of Amdahl's rights under this Agreement, (b) it has not assigned, transferred, licensed, pledged or otherwise encumbered Software or any underlying technology or intellectual property rights with respect to Software in any manner that conflicts with Amdahl's rights under this Agreement, (c) entering into this Agreement and exercising its rights under this Agreement will not violate any right of, breach, or result in any obligation by CrossZ or Amdahl to any third party under any agreement or arrangement between CrossZ and such third party, (d) to the best of its knowledge, no claim, whether or not embodied in an action past or present, or infringement of any copyright, patent, trade secret or trademark has been made or is pending against it or to its knowledge any entity from which it has obtained such rights relative to Software (e) to the best of its knowledge, Software provided by CrossZ to Amdahl does not infringe any third party intellectual property rights, (f) no licenses, permissions or releases of third party rights are necessary for it to perform under this Agreement, and (g) it has and will have written agreements with its employees and contractors sufficient for the development of Software or the license of Software to Amdahl as provided under this Agreement.

         10.5 THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

11.      CONFIDENTIAL INFORMATION

         11.1 Each party agrees that Confidential Information disclosed by a party will be considered the Confidential Information of that party. Except as expressly and unambiguously allowed herein, the receiving party will hold the disclosing party's Confidential Information in confidence and not disclose it to third parties except for the purposes of this Agreement and under a written agreement no less restrictive than the terms of this Section, and will treat the disclosing party's Confidential Information with at least the same degree of care taken to protect its own similar Confidential Information but in no event with less than reasonable care. Each party receiving Confidential Information further agrees to limit disclosure of such information to those of its employees and contractors who have a need for such information to effect the use permitted under this Agreement and who are bound under a written agreement to keep such information confidential. For purposes of this Agreement each party's standard employee agreement conferring Confidential Information issues will satisfy this requirement with respect to its employees.

         11.2 Notwithstanding the foregoing, the receiving party will not be required to protect or hold in confidence any information which:

                  11.2.1 becomes publicly known through no wrongful act or omission of the receiving party; or

                  11.2.2    becomes  known  or  was  previously   known  to  the
receiving party, without confidential restriction, from a third party unless the receiving party had or should have had knowledge of this confidentiality; or

                  11.2.3 is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of the disclosing party; or

                  11.2.4 is independently developed by the receiving party without use of the other party's Confidential Information.

         11.3 Disclosure of Confidential information will not be precluded by Section 11.2 if such disclosure is:

                  11.3.1 necessary to establish rights under this Agreement (subject however to the receiving party's obligation at its expense to make a good faith attempt to obtain a protective order prior to such disclosure);

                  11.3.2 required by law or regulation or in response to a valid order of a court or other governmental body of a country or political subdivision thereof, provided that the receiving party gives prompt written notice to the disclosing party to enable the disclosing party to seek a protective order or prevent the disclosure.

         11.4 If such Confidential Information is relevant to the material financial terms and conditions of this Agreement then in addition to the exceptions of Section 11.3 disclosure of Confidential Information will not be precluded by Section 11.2 if such disclosure is:

                  11.4.1 to legal counsel of the parties, accountants, and other professional advisors;

                  11.4.2    in  confidence,   to  banks,   investors  and  other
         financing sources and their advisors;

                  11.4.3 in connection with the enforcement of this Agreement or rights under this Agreement; or

                  11.4.4 in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

         11.5 All Confidential Information together with all copies thereof which have been made by the receiving party will remain the property of the disclosing party.

12.      EXPORT WRITTEN ASSURANCE

         CrossZ will provide all information under its control reasonably requested by Amdahl, including all information with respect to encryption code or cryptographic capabilities of Software, to assist Amdahl to obtain any export or import licenses for Software. Amdahl agrees to comply with all U.S. Export control laws, including the U.S. Export Administration Act and its associated regulations.

13.      TERM AND TERMINATION

         13.1 This Agreement will become effective on the Effective Date. Unless earlier terminated in accordance with this Section 13, this Agreement will remain in full force and effect for a period of twenty-four (24) months. Thereafter, this Agreement will be automatically extended (without additional prepaid royalty obligation) for renewal terms of twelve (12) months each, provided, however that either party may terminate it as of the end of its then current term by giving written notice of termination at least ninety (90) days prior to the end of the then current term. In addition, at any time after the initial twenty-four (24) month term of this Agreement, either party shall be entitled to terminate this Agreement, for its convenience for any reason or for no reason, on at least six (6) months written notice to the other party. This Agreement will be considered an agreement for a fixed terms regardless of the number of renewals that may take place.

         13.2     This   Agreement  may  be  terminated  by  a  party  upon  the
occurrences of any of the following events:

                  13.2.1 If the other party materially breaches any material provision of this Agreement, or if CrossZ material breaches the maintenance and support service agreement entered into by Amdahl and CrossZ for Maintenance and Support Services, and, in any such case, the breaching party fails to substantially cure such breach within thirty
         (30) days of written notice by the non-breaching party describing the breach. In addition, CrossZ shall be entitled to terminate this Agreement, and Amdahl's right to market and distribute the Software, pursuant to this Section in any particular country or countries if Amdahl is not complying with its obligations pursuant to Section 5.6 with respect to that country or countries and does not cure such failure within thirty (30) days after notice from CrossZ.

                  13.2.2 If the other party ceases to do business, or otherwise terminates its business operations, or if there is a change in control of the other party (except for a change in the control of Amdahl involving Fujitsu, Ltd. or another company controlled by Fujitsu, Ltd.).

                  13.2.3 If the other party seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party (and not dismissed within one hundred and twenty (120) days);

         13.3 Upon termination or expiration of this Agreement the following will occur:

                  13.3.1 Amdahl's obligations to pay Royalties under Section 9 will continue provided, however, that if Amdahl terminates pursuant to Section 13.2.1 Amdahl may offset any such Royalties against any damages it may have sustained as a result of CrossZ's breach of this Agreement or the maintenance and support services agreement.

                  13.3.2 All rights and licenses of Amdahl will terminate, except that then existing licenses to End Users for Software will remain in effect.

                  13 3.3 Each party will immediately cease using any logos, trademarks, service marks, product names and other designations of the other except to the extent required in connection with the existing licenses to End Users.

                  13.3.4    Each party will return to the other its Confidential
         Information   unless  it  was  expressly  provided  for  use  in  sales
         promotions or as part of a sale.

                  13.3.5 In addition to those Sections referred to in 13.3.1-5 (which survive termination of this Agreement only to the extent provided therein), the following Sections of this Agreement will survive a termination of this Agreement for any reason: Payment, Reporting and Taxes; Warranty; Confidential Information; Expert Written Assurance; Intellectual Property Indemnification; Limitation of Liability; Severability; Compliance With Laws and Regulations; Governing Law; Cumulative Remedies; and Entire Agreement. Section 8 (Maintenance and Support Services), together with Amdahl's obligation to make support and maintenance payments as set forth in Attachment 1, shall survive any termination except for termination by CrossZ for Amdahl's failure to pay support and maintenance payments.

14.      INTELLECTUAL PROPERTY INDEMNIFICATION

         14.1 CrossZ hereby agrees to defend or settle at its expense any claim against Amdahl, Distributors or End Users that Software infringes a worldwide copyright or trade secret, or a patent or trademark in the United States, the European Union, Japan, Canada, Australia, or any other country where CrossZ does business. CrossZ will indemnify and hold harmless Amdahl, Distributors or End Users against and from costs and attorney's fees awarded as a result of any such claim and any judgment or arbitration award finally awarded or the amount of the settlement thereof, provided that CrossZ is promptly notified of the claim in writing, is given full control of the defense and settlement thereof, and, at its request and expense (except the value of employee time) is given reasonable assistance by Amdahl or Distributor or End User, as the case may be. In the event of such a claim, CrossZ may procure for Amdahl, Distributors or End User the right to continue to market, use and license Software as provided under this Agreement, or to replace or modify it to make it non-infringing but substantially equivalent in functionality and performance. Notwithstanding the foregoing, CrossZ will have no obligation under this Section 14.1 with respect to the circumstances specified in Section 14.2.

         14.2 Amdahl hereby agrees to defend or settle at its expense any claim against CrossZ that (i) the modification of Software other than by CrossZ, or (ii) the combination of Software with other software, hardware or services, infringes (which infringement would not have occurred but for such modification or combination) a worldwide copyright or trade secret, or a patent or trademark in the Untied States, the European Union, Japan, Canada, Australia. Amdahl will indemnify and hold CrossZ harmless against and from costs and attorney's fees awarded as a result of any such claim, and any judgment and arbitration award finally awarded or the amount of the settlement thereof, provided that Amdahl is promptly notified of the claim in writing, is given full control of the defense and settlement thereof, and, at its request and expense (except the value of employee time) is given reasonable assistance by CrossZ.

         14.3 In the event the use of Software is enjoined as a result of a claim of infringement described in Section 14.1, CrossZ shall use reasonable commercial efforts to in any order, procure on reasonable terms for Amdahl, Distributors, and End Users the right to continue using Software, or to replace or modify it so that it is outside the scope of the injunction but is substantially equivalent in functionality and performance. In addition to other remedies available to Amdahl, if neither of those actions is reasonably feasible despite CrossZ's reasonable commercial efforts, CrossZ will pay to Amdahl any amount Amdahl refunds to Distributors or End Users as a result of the injunction, up to the amount received by CrossZ with respect thereto.

         14.4 Notwithstanding any other provision of this Agreement, the foregoing states CrossZ's sole liability and obligation, and Amdahl's (and Distributors' and End Users') exclusive remedy, arising out of any actual or alleged intellectual property infringement.

15.      LIMITATION OF LIABILITY

         15.1 In no event will either party be liable under this Agreement or under contract, negligence, strict liability or other equitable theory for any costs of substitute products or services, or for any indirect, special or consequential damages or lost business or profits, even if the party has been advised of the possibility of such damages.

         15.2 Subject to Section 15.1 above, each party's total aggregate liability to the other for all claims under this Agreement or under contract, negligence, strict liability or other equitable theory will be limited to the amount already paid and due to be paid to CrossZ by Amdahl as Royalties except that Amdahl's liability pursuant to the preceding clause shall be in addition to Amdahl's obligation to pay all amounts due to be paid to CrossZ.

         15.3     The  limitations  of liability  set forth in Sections 15.1 and
15.2 above will not apply to claims of personal injury, death, or tangible property damage, to liability for infringement of the other party's intellectual property rights, or to CrossZ's or Amdahl's obligations and liabilities pursuant to Section 14, PROVIDED that each party's liability to the other party for infringement of the other party's intellectual property rights shall not exceed the greater of two million dollars ($2,000,000) or the total amounts paid or payable by Amdahl to CrossZ pursuant to this Agreement, PROVIDED FURTHER that if the infringement was authorized by management personnel at the director level or higher (e.g., director, vice president, president, etc. ), then this maximum liability shall be the greater of ten million dollars ($10,000,000) or the total amounts paid or payable by Amdahl to CrossZ pursuant to this Agreement. In the event of any such infringement, the infringing party shall, at its expense, (i) provide prompt and full written notice to the other party describing the infringing activities, (ii) immediately cease the infringing activity, and (iii) use its diligent and reasonable best efforts to eliminate or minimize the effects of the infringing activities.

16.      PRESS RELEASES

         Either party may issue a press release describing Amdahl's intent as a distributor of Software. Each party will have the right of prior approval of any press release proposed by the other party which approval will not be unreasonably withheld. If such written approval or nonapproval is not received within five (5) business days of the date a written request for approval is received by the other party's liaison, the request for the press release will be considered approved. In any case, CrossZ will not issue any press releases in connection with Amdahl's Software offering until after Amdahl announces its product offering related to Software.

17.      ASSIGNMENT

         Neither party will, without the prior written consent of the other, sell, transfer, assign or subcontract in whole or in part any right or obligation hereunder, except to an entity (but not a competitor of the other party) who acquires all or substantially all of the relevant assets or business of the party, whether by sale, merger or acquisition. Any attempted assignment in violation of this section shall be void.

18.      FORCE MAJEURE

         Notwithstanding anything else in this Agreement, except for the obligation to pay money, no default, delay or failure to perform on the part of either party will be chargeable hereunder if such default, delay or failure to perform is due to causes beyond that party's reasonable control. In such event, any dates or times by which the party is otherwise scheduled to perform will be extended automatically for a period of time equal in duration to the time that the cause for such default, delay or failure to perform is in effect.

19.      SEVERABILITY

         If  any  provision  of  this   Agreement  is  held  to  be  illegal  or
unenforceable, that provision will be limited or eliminated to the extent necessary so that this Agreement will otherwise remain in full force and effect and be enforceable.

20.      WAIVER AND AMENDMENT

         This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by a Vice President or a more senior officer of each of the parties. No waiver of any breach of, or failure to exercise any right under, any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of or right under the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by a Vice President of the waiving party. This Agreement will take precedence over additional or different terms of any purchase order, confirmation, invoice or similar document (all of which terms shall be void), even if accepted in writing by both parties, and waivers and amendments will be effective only if made by non pre-printed agreements constituting an amendment or waiver.

21.      COMPLIANCE WITH LAWS AND REGULATIONS

         Each party hereto will at its own expense comply with all laws, rules and regulations of competent public authorities relating to its duties, obligations and performance under this Agreement and will procure all licenses and pay all fees and other charges required thereby.

22.      NOTICES

         22.1 All notices, demands and other communications under this Agreement will be made in English and will be deemed to have been given when two
(2) working days have passed after transmission by facsimile or delivery by hand or by overnight courier, or when five (5) working days have passed after the transmission by certified airmail, return receipt requested. If notice is made by facsimile, a confirming copy of the same will also be sent by mail to the same address.

         22.2 Such notices, requests, demands and other communications will be sent to the following addresses, unless the party changing its address notifies the other party of the change by fifteen (15) days prior written notice.

For Amdahl:

                  Amdahl Corporation M/S
                  1250 East Arques
                  Sunnyvale, CA 94088-3470
                  Fax: (408) 746-7095

Copy to:          Amdahl Law Department

                  Amdahl Corporation M/S
                  1250 East Arques
                  Sunnyvale, CA 94088-3470
                  Fax: (408) 746-8999

For CrossZ:       President or Chief Executive Officer
                  CrossZ International, Inc.
                  60 Charles Lindberg Blvd.
                  Uniondale, New York 11553

23.      RELATIONSHIP OF PARTIES

         23.1 Amdahl will at all times during the term of this Agreement act as, and will contract on its own behalf and in its own name as principal. Amdahl will not, without CrossZ's express prior written permission, except as expressly provided for in this Agreement, obligate CrossZ in any manner, including without limitation, making any representations or offering any guarantees on behalf of CrossZ or about Software. In all dealings in connection with this Agreement, Amdahl will not represent CrossZ as being in a relationship with Amdahl other than as an authorized distributor of CrossZ Software.

         23.2 Nothing in this Agreement will be construed as creating a relationship between the parties of partnership, joint-venturers, or as conferring on Amdahl the right to assume obligations or responsibilities on behalf of CrossZ.

24.      NON-SOLICITATION

         Amdahl and CrossZ agree during the term of this Agreement not to solicit, directly or indirectly, employees of the other party for employment, or as consultants or contractors, unless otherwise agreed to in writing by the party whose employee is proposed to be solicited by the other party. Nothing in this provision is intended to limit the ability of either Amdahl or CrossZ to hire employees of the other as employees, consultants or contractors where such hiring opportunity was publicly advertised or was part of a job fair to which the public was invited.

25.      GOVERNING LAW

         The validity, construction and performance of this Agreement will be governed by the laws of the State of California and the United States without regard to the conflict of law provisions thereof, and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

26.      HEADINGS

The title of this  Agreement and the headings of Sections  contained  herein are
for   convenience   and  reference  only  and  will  have  no  effect  upon  the interpretation or construction of the provisions of this Agreement.

27.      CUMULATIVE REMEDIES

         The right of termination will not be the sole remedy under this Agreement. Whether or not termination is effected, unless specifically provided otherwise, all other remedies provided for under this Agreement or in law or equity will remain available to the parties.

28.      RIGHT TO INDEPENDENT DEVELOPMENT

         Nothing in this Agreement will prevent Amdahl from independently developing (or having developed for it), licensing and marketing directly or indirectly any product similar to Software provided that in doing so Amdahl does not violate any provision of this Agreement or infringe any of CrossZ's or its suppliers' intellectual property rights with respect to Software.

29.      ENTIRE AGREEMENT

         The provisions herein, including all amendments, attachments or exhibits which refer to this Agreement, constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications between them and/or their agents relating to the subject matter hereof. No representations were made by either party or its agents as a basis for entering into this Agreement other than those specifically stated herein.

Acceptance Signatures

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed below by their duly authorized representatives indicating acceptance of the terms and conditions herein.

FOR AMDAHL
------------------------------
Accepted and Agreed to by:

Signature: /s/ Michael Orr

Name: Michael Orr

Title: Vice President and General Manager, Telecom Business Unit

Date: November 27, 1996

FOR CROSSZ
Accepted and Accepted by

Signature: /s/ Michael S. Tatelman

Name: Michael S. Tatelman

Title: Senior Vice-President

Date: 11/29/96

                                    EXHIBIT A

                                       to

                  Software Licensing and Distribution Agreement

                                 by and between

               Amdahl Corporation and Cross/Z International, Inc.

SOFTWARE:

1.       CrossZ Query Object System:
         a.       Query Object Engine
         b.       Query Object DBA
         c.       Query Object Designer
         d.       Query Object Open

2.       Query Object Viewer

3.       Query Object Voyager

FUNCTIONAL SPECIFICATIONS AND PERFORMANCE SPECIFICATIONS

(See   attached  copy  of  FAX  per  Michael   Tatelman  to  Dave  Radack,   Re:
Documentation, dated 11/27/96.)

CROSSZ
SOFTWARE



                           FAX


DATE:  11/27/96

To:               Dave Radack
From:             Michael Tatelman
RE:               Documentation and specifications for Attachment A of
our agreement

End user and systems administrator documentation, for the following products, will be delivered to Amdahl within 5 business days: QueryObject Engine, QueryObject DBA, QueryObject Designer and QueryObject Viewer.

Individual data sheets for each of the products and an installation guide for QueryObject Open are in process and will be made available within 90 days.

Documentation for the as yet unreleased Voyager product will be made available simultaneously with the release of the product.

Return Phone:  847.438.4178

                                    EXHIBIT B
                                       to

                  Software Licensing and Distribution Agreement
                                 by and Between

               Amdahl Corporation and Cross/Z International, Inc.
                           End User License Agreements


                       TERMS OF END USER LICENSE AGREEMENT

The End User License Agreement that Amdahl (or Amdahl's Distributors) will use in licensing Software to End Users will provide for, at a minimum, the following:

1. LICENSE(S) TO SOFTWARE. The End User is only licensed to use one copy of the Binary Code of Software for internal purposes. The End User is granted no right to make modifications to the Software or otherwise create Derivatives thereof. Amdahl or its licensors retain all title to the Software, and all copies thereof. Upon termination of the license, the End User shall return all copies of the Software to Amdahl (or its Distributor).

2. LICENSE FEE. The End User will pay a license fee for each copy of the Software licensed under Paragraph 1.

3. PROHIBITIONS ON COPYING OR DISCLOSURE. The End User is prohibited from making any copies (other than for backup purposes) of Software and is prohibited from disclosing the Binary Code of Software or any of the Documentation (except for marketing materials) to any third party.

4. SOURCE CODE. The End User is granted no rights with respect to any Source Code and agrees (subject to local law) not to reverse engineer, decompile, or derive Source Code from the Software.

5. NO ASSIGNMENT. The End User is prohibited from assigning any of its rights under the End User License Agreement to any third party.

6. OUTSOURCING. The End User may provide a copy of the Binary Code of Software to a third party that is acting as an outsourcer for the End User (and only the End User) regarding such Binary Code of Software provided that such Outsourcer is bound by confidentiality obligations and prohibitions on copying no less restrictive than those in the End User License Agreement and is authorized to use the Software only to provide data processing services on behalf of the End User.

                                  ATTACHMENT 1
                                       to
                  Software Licensing and Distribution Agreement
                                 by and Between
               Amdahl Corporation and Cross/Z International, Inc.

Royalty: Fifty percent (50%) of CrossZ's then current retail quantity-of-one price for the Software in the country to which that copy of the Software is shipped or otherwise distributed by Amdahl. Amdahl will be entitled to a royalty credit for Software copies for which a full refund is provided by Amdahl if Amdahl so notifies CrossZ in writing (i) in the case of MVS versions of the Software, no later than ninety (90) days after installation of the applicable Software copy, but in no event later than one hundred twenty (120) days after Amdahl's delivery of the applicable Software copy to its customer, and (ii) in the case of all other versions of the Software, no later than ninety (90) days after Amdahl's delivery of the applicable Software copy to its customer. Amdahl shall provide to CrossZ prompt written notice of installation of each copy of any MVS version of the Software. CrossZ will consider in good faith each Amdahl request to adjust the royalty for special bids or projects; for countries which impose a withholding tax but in which a corresponding increase in Amdahl's price would not be competitive; and to permit Amdahl to sell site licenses, enterprise licenses, and the like for an agreed royalty. A guideline for these special cases shall be fifty percent (50%) of Amdahl's selling price of the applicable license, but this shall only be a guideline and shall not be binding on the parties. Nothing herein shall obligate CrossZ to agree to any particular arrangement or royalty in any particular case.

Maintenance:  For each  Software  customer  to which  Amdahl  provides  Software support or maintenance, Amdahl shall pay to CrossZ an annual fee equal to thirteen and one-half percent ( 13.5%) of CrossZ's then current retail quantity-of-one price for the Software in the country in which the Software is being used. If Amdahl is selling Software support and maintenance in one year subscriptions, this fee will be due upon the commencement of the one year subscription period, and CrossZ's then current retail quantity-of-one price for the Software shall be determined as of that same date. If Amdahl is selling Software support and maintenance on any other basis, the parties shall establish another payment schedule which provides to CrossZ the same annual fee of thirteen and one-half percent (13.5%) of CrossZ's then current retail quantity-of-one price for the Software in the country in which the Software is being used. This fee shall apply whether Amdahl sells Software support and maintenance separately, bundles it with the Software price, or otherwise provides such support or maintenance.

                                  ATTACHMENT 2
                                       to
                  Software Licensing and Distribution Agreement
                                 by and Between
               Amdahl Corporation and Cross/Z International, Inc.



Technical Product Support for Generally Available Software Releases

         This  section   describes  the  technical  product  support  to  Amdahl
         Corporation that is available when a Software Release becomes generally available.

Within ninety (90) days after the date of this Agreement, the parties will complete this Attachment 2 substantially in the form attached hereto as Exhibit D.

                                    EXHIBIT C

                            FORM OF ESCROW AGREEMENT

                                   [Attached]

                                   SOURCEFLEX
                      SOFTWARE SOURCE CODE ESCROW AGREEMENT
                          SOURCEFILE NUMBER:__________

         This Software Source Code Escrow Agreement, dated as of__________, 199_ by and between FileSafe, Inc., a California corporation, doing business as SourceFile ("SourceFile") located at 1350 West Grand Avenue, Oakland, California, 94607 and ____________________________________ located at
_____________________________________________     ("Depositor"),     and    each
Beneficiary identified by Depositor to SourceFile as provided for in Paragraph 3 hereof (each a "Beneficiary", collectively the "Beneficiaries").

         RECITALS:

         A. Pursuant to certain software license agreements (each a "License Agreement", collectively the "License Agreements"), Depositor licenses to certain licensees certain software in object code form (the "Software"). A description of each Software effective as of the date hereof, is attached hereto as EXHIBIT "A".

         B.       The Software is the proprietary and  confidential  information
of   Depositor,   and   Depositor   desires  to  protect  such   ownership   and
confidentiality.

         C. Depositor desires to ensure the availability to its Beneficiaries of the source code and all necessary proprietary information related to the Software as set forth in the License Agreements (the "Source Material") in the event certain conditions set forth in Paragraph 4 of this Agreement should occur.

         AGREEMENT:

         1. DELIVERY OF SOURCE MATERIAL TO SOURCEFILE. Depositor shall deliver to SourceFile a parcel (the "Parcel") sealed by Depositor, which Depositor represents and warrants is two copies of the Source Material. SourceFile has no knowledge of, and makes no representations with respect to, the contents or substance of the Parcel, the Software or the Source Material.

         2. ACKNOWLEDGEMENT OF RECEIPT BY SOURCEFILE. Promptly after receipt of the Parcel and of any supplements to the Source Material, SourceFile shall notify in writing such Beneficiaries for which Depositor has paid
SourceFile the fee for such notice. Depositor shall provide quarterly supplements to the Source Material for the latest version of the Software. Depositor shall send to SourceFile a duplicate of the Source Material within three (3) days after receiving written notice from SourceFile that the Source Material has been destroyed or damaged. All supplements shall be subject to the terms and provisions of this Agreement. SourceFile will notify Beneficiary and Depositor of each update to the Source Material. Such notification will be sent via certified mail, return receipt required.

         3. ACKNOWLEDGEMENT BE BENEFICIARIES. For purposes of this Agreement, a licensee of the Software shall be a Beneficiary hereunder with such rights of a Beneficiary as set forth herein, ONLY IF (i) such licensee is identified on the current schedule of Software licensees delivered to SourceFile by Depositor from time to time AND
(ii) such licensee has sent to SourceFile a fully executed copy of the form of acknowledgement attached hereto as EXHIBIT "B", in which such licensee accepts the terms of this Agreement. The name and addresses of the Beneficiaries shall be described in one or more schedules of Beneficiaries to be presented to SourceFile from time to time by Depositor. A schedule of Beneficiaries effective as of the date of this Agreement is attached hereto as EXHIBIT "C". All other licensees of the Software shall have no rights hereunder and SourceFile shall have no duties to such licensees.

         4. TERMS AND CONDITIONS OF THE SOURCE MATERIAL ESCROW. The Parcel shall be held by SourceFile upon the following terms and conditions:

         (i) In the event that (1) SourceFile is notified by A Beneficiary that Depositor is unwilling or unable to support or maintain the Software in breach of its License Agreement with Beneficiary and that the Beneficiary has given Depositor written notice of such breach (the "Release Condition") and (2) Beneficiary has paid to SourceFile all fees and charges then due and owing, SourceFile shall follow the following procedures set forth in this Section 4, parts (ii), (iii) and (iv).

         (ii) SourceFile shall promptly notify Depositor of the occurrence of the Release Condition and shall provide to Depositor a copy of Beneficiary's notice to SourceFile.

         (iii) If SourceFile does not receive Contrary Instructions, as defined below, from Depositor within thirty (30) days following SourceFile's delivery of a copy of such notice to Depositor, SourceFile shall deliver a copy of the Source Material to that Beneficiary. "Contrary Instructions" for the purposes of this sub-section 3 shall mean the filing of written notice with SourceFile by Depositor, with a copy to the Beneficiary demanding delivery, stating that the Release Condition has not occurred or has been cured.

         (iv) If SourceFile receives Contrary Instructions from Depositor within thirty (30) days of the giving of such notice to Depositor, SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to store the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly; or (2) SourceFile has received a copy of an order of a court of competent jurisdiction or a written decision by an arbitrator handling the matter, directing SourceFile as to the disposition of the Source Material.


         5. TERM OF AGREEMENT. This Agreement shall have an initial term of three (3) years. The term shall be automatically renewed on a yearly basis thereafter, unless Depositor or SourceFile notifies the other party in writing at least forty-five (45) days prior to the end of the then current term of its intention to terminate this Agreement. SourceFile shall provide at least a thirty (30) day notice to Beneficiary of either SourceFile's or Depositor's intention to terminate this Agreement.

         6. COMPENSATION OF SOURCEFILE. Depositor agrees to pay SourceFile reasonable fees for the initial establishment of the Escrow, and the Beneficiary shall pay SourceFile reasonable compensating for all other services to be rendered hereunder (including without limitation annual maintenance fees), in each case in accordance with SourceFile's then current schedule of fees. Any fees associated with Escrow Release Requests and Technical Review/Verification Requests initiated by a Beneficiary must be paid by that Beneficiary in accordance with SourceFile's then current schedule of fees. Depositor or the Beneficiary requesting additional services, as applicable. will pay or reimburse SourceFile upon request for all reasonable expenses, disbursements and advances, including software duplication charges incurred or made by it in connection with carrying out such requested duties hereunder. SourceFile's schedule of fees for the initial term of this Agreement is attached to this Agreement as EXHIBIT "D". SourceFile will provide to Depositor and each Beneficiary at least sixty (60) days prior written notice of any increase in SourceFile's fees.

         7. LIMITATION OF DUTIES OF SOURCEFILE. SourceFile undertakes to perform only such duties as are expressly set forth herein.

         8. LIMITATION OF LIABILITY OF SOURCEFILE. SourceFile may rely on and shall suffer no liability as a result of acting or refraining from acting upon any written notice, instruction or request furnished to SourceFile hereunder which is reasonably believed by SourceFile to be genuine and to have been signed or presented by a person reasonably believed by SourceFile to be authorized to act on behalf of the parties hereto. SourceFile shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. SourceFile may consult with legal counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         9. INDEMNIFICATION OF SOURCEFILE. Depositor and Beneficiary agree to defend and indemnify SourceFile and to hold SourceFile harmless from and against all claims, actions and suits, whether in contract or in tort, except for personal injury and tangible property damage to the extent caused by SourceFile, and from and against any and all liabilities, damages payable to third parties, costs, charges, penalties, counsel fees and other expenses of any nature (including, without limitation, settlement costs) incurred by SourceFile with respect to such claims, actions, and suits, as a result of performance of this Agreement except in the event that SourceFile acted with gross negligence or willful misconduct or in breach of this Agreement. In addition, Depositor and Beneficiary shall only be jointly liable to the extent that (i) they are jointly negligent and then on a prorated basis, or (ii) neither Depositor or Beneficiary is negligent.

         10. RECORD KEEPING AND INSPECTION OF SOFTWARE. SourceFile shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. During the term of this Agreement, Depositor shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records of SourceFile maintained pursuant to this Agreement and to inspect the facilities of SourceFile and the physical condition of the Source Material.

         11. TECHNICAL VERIFICATION. Beneficiary reserves the option to request SourceFile to verify the Source Material for completeness and accuracy. SourceFile may elect to perform the verification only at the Depositor's site. Depositor agrees to cooperate with SourceFile in the verification process by providing its facilities and computer systems and by permitting SourceFile and at least one employee of Beneficiary to be present during the verification of Source Material. Verification shall not include examination of the Source Code but shall be limited to compilation to demonstrate that the Source Code corresponds to the Binary Code licensed to the Beneficiary.

         12. RESTRICTION ON ACCESS TO AND USE OF SOURCE MATERIAL. Except as required to carry out its duties hereunder, SourceFile shall not permit any SourceFile employee, Beneficiary or any other person access to the Source Material except as provided herein, unless consented to in writing by Depositor. SourceFile shall use its best efforts to avoid unauthorized access to the Source Material by its employees or any other person. SourceFile shall use the Source Material only for the purposes of this Agreement.

         13. BANKRUPTCY. Depositor and Beneficiary acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365 (n) of Title 11, United State Code (the "Bankruptcy Code"). Depositor acknowledges that if Depositor, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Agreement, Beneficiary may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Beneficiary to Depositor or the Bankruptcy Trustee, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Beneficiary as provided in the License Agreement and this Agreement, including the right to obtain the Source Material from SourceFile.

         14. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date service is served personally, sent by overnight courier, or five (5) days after the date of mailing if sent registered mail, postage prepaid, return receipt required, and addressed as follows or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in like manner:

TO DEPOSITOR: _______________________
           _______________________
           _______________________
           _______________________
           _______________________

TO SOURCEFILE:            SourceFile
                          1350 West Grand Avenue
                          Oakland, California 94607
                          Attn: Customer Service
                          Telephone: (510) 419-3888
                          Facsimile: (510) 419-3875

TO BENEFICIARY:           As set forth in Exhibit "C" Schedule of Beneficiaries.

         15.      MISCELLANEOUS PROVISIONS.

                  (a) WAIVER. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

                  (b) MODIFICATION OR AMENDMENT. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

                  (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of law provisions thereof.

                  (d) HEADINGS; SEVERABILITY. The headings appearing at the beginning of the sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (e) FURTHER ASSURANCES. The parties agree to perform all acts and execute all supplementary instruments or documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  (f) ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, contains the entire understanding between the parties' and supersedes all previous communications, representations and contracts, oral or written, between the parties, with respect to the subject matter thereof. It is agreed and understood that this document and agreement shall be the whole and only agreement between the parties hereto with regard to these escrow instructions and the obligations of SourceFile herein in connection with this Agreement, and shall supersede and cancel any prior instructions. SourceFile is specifically directed to follow these instructions only and SourceFile shall have no responsibility to follow the terms of any prior agreements or oral understandings.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DEPOSITOR                             SOURCEFILE

                                      FILESAFE, INC.
                                      A CALIFORNIA CORPORATION

By:___________________________        By:___________________________

Name:_________________________        Name:_________________________

Title:________________________        Title:________________________

Date:_________________________        Date:_________________________


[SOURCEFILE\B\SOURCE.FLX]
DOCUMENT VERSION DATE: JULY 8, 1994
DOCUMENT PRINT DATE: FEBRUARY 18, 1997

                            EXHIBIT "A-____ (-____)"
                         DESCRIPTION OF SOURCE MATERIAL
                              SOURCEFILE ACCOUNT #:

The Depositor agrees to deposit the Source Material for the benefit of the Licensee of this attached escrow arrangement. Below is the acknowledgement that the deposit arrived at SourceFile in good order. It is completed by the Depositor and visually inspected by SourceFile. A copy of this form will be shared with the Licensee of the Source Material. (As multiple deposits are made, please make copies of this form and number them appropriately. For example, the initial deposit will be Exhibit "A-l", the supplemental one would be "A-1-2, the next deposit would be "A-2", supplemental one would be "A-2-2", and so on.)

1.       Source Material Deposit

         Product Name       __________________________________________

         Version_____________________________________________

2.       Type of Media

         - there can be more than one type (i.e. diskette, tape, hardcopy materials, etc.)
         - please include the quantity of type (i.e. two (2) diskettes)


         _____________________________________________________

         _____________________________________________________

         _____________________________________________________

3.       Please check one of the following:

         Initial Deposit      _______ Supplemental_____     Replacement_____*

         *If Replacement then: Destroy Deposit ________or Return Deposit____

 ................................................................................

Completed by:                         Visually verified by:

DEPOSITOR                             SOURCEFILE

signature_______________________      signature______________________
name____________________________      name___________________________
title___________________________      Client Services
date____________________________      date_________________________________

                                   EXHIBIT "B"
                     FORM OF ACKNOWLEDGEMENT BY BENEFICIARY

         The undersigned hereby acknowledges, accepts and agrees to be bound by the terms of the attached SourceFlex Software Source Code Escrow Agreement, SourceFile account number _____________ by and between SourceFile as Escrow Agent and ______________, as Depositor, dated ___________________, 199_.


BENEFICIARY:               By:____________________________________
                           Name:__________________________________
                           Title:_________________________________
                           Address:_______________________________
                                   _______________________________
                                   _______________________________
                           Phone:_________________________________
                           Fax:___________________________________


DEPOSITOR:                 _______________________________________
                           _______________________________________
                           Phone:_________________________________
                           Fax:___________________________________


Please send CERTIFIED OR REGISTERED MAIL to

SOURCEFILE:                SOURCEFILE
                           1350 West Grand Ave.
                           Oakland, California 94607
                           Attn: Client Services
                           Phone: 510.419.3888
                           Fax: 510.419.3875

                                   EXHIBIT "C"
                    SCHEDULE OF BENEFICIARIES OF THE SOFTWARE

                                   EXHIBIT "D"
                               SCHEDULE OF NOTICES

Deposit notices should be sent to:          By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________
                                            Address:__________________________
                                            _______________________________
                                            _______________________________
                                            Phone:____________________________
                                            Fax:______________________________


Deposit notices should be sent to:          By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________
                                            Address:__________________________
                                            _______________________________
                                            _______________________________
                                            Phone:____________________________
                                            Fax:______________________________


Invoices should be sent to:                 By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________
                                            Address:__________________________
                                            _______________________________
                                            _______________________________
                                            Phone:____________________________
                                            Fax:______________________________


Invoices should be sent to:                 By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________
                                            Address:__________________________
                                            _______________________________
                                            _______________________________
                                            Phone:____________________________
                                            Fax:______________________________